Schedule A to

Second Amended and Restated Expense Limitation Agreement of Ashmore Funds

(as assigned from Ashmore Investment Management Limited to Ashmore Investment Advisors

Limited on July 18, 2014)

Amended as of February 28, 2023

Covered Funds

Covered Fund	Class	Expense Limit	Commencement Date*	Expiration Date

Ashmore Emerging Markets Corporate Income Fund	Institutional Class	0.87%	11/25/2010	2/28/2024
	Class A	1.12%	2/21/2011	2/28/2024

	Class C	1.87%	2/21/2011	2/28/2024
Ashmore Emerging Markets Local Currency Bond Fund	Institutional Class	0.77%	11/25/2010	2/28/2024
	Class A	1.02%	2/21/2011	2/28/2024
	Class C	1.77%	2/21/2011	2/28/2024

Ashmore Emerging Markets Short Duration Fund	Institutional Class	0.67%	6/23/2014	2/28/2024

	Class A	0.92%	6/23/2014	2/28/2024

	Class C	1.67%	6/23/2014	2/28/2024
Ashmore Emerging Markets Total Return Fund	Institutional Class	1.02%	11/25/2010	2/28/2024
	Class A	1.27%	2/21/2011	2/28/2024

	Class C	2.02%	2/21/2011	2/28/2024

Ashmore Emerging Markets Equity Fund	Institutional Class	1.02%	6/15/2011	2/28/2024

	Class A	1.27%	9/30/2011	2/28/2024

	Class C	2.02%	9/30/2011	2/28/2024
Ashmore Emerging Markets Small-Cap Equity Fund	Institutional Class	1.27%	9/30/2011	2/28/2024
	Class A	1.52%	9/30/2011	2/28/2024
	Class C	2.27%	9/30/2011	2/28/2024

Ashmore Emerging Markets Frontier Equity Fund	Institutional Class	1.52%	9/25/2013	2/28/2024

	Class A	1.77%	9/25/2013	2/28/2024

	Class C	2.52%	9/25/2013	2/28/2024
Ashmore Emerging Markets Active Equity Fund	Institutional Class	1.02%	11/1/2016	2/28/2024
	Class A	1.27%	11/1/2016	2/28/2024
	Class C	2.02%	11/1/2016	2/28/2024

Ashmore Emerging Markets Equity ESG Fund	Institutional Class	1.02%	1/29/2020	2/28/2024

	Class A	1.27%	1/29/2020	2/28/2024

	Class C	2.02%	1/29/2020	2/28/2024

Ashmore Emerging Markets Short Duration Select Fund	Institutional Class	0.67%	6/14/2020	2/28/2024
	Class A	0.92%	6/14/2020	2/28/2024
	Class C	1.67%	6/14/2020	2/28/2024

Ashmore Emerging Markets Investment Grade Income Fund	Institutional Class	0.72%	9/14/2020	2/28/2024

	Class A	0.97%	9/14/2020	2/28/2024

	Class C	1.72%	9/14/2020	2/28/2024
Ashmore Emerging Markets Corporate Income ESG Fund	Institutional Class	0.87%	2/28/2021	2/28/2024
	Class A	1.12%	2/28/2021	2/28/2024
	Class C	1.87%	2/28/2021	2/28/2024

* The Amended and Restated Expense Limitation Agreement, dated as of December 21, 2010, took effect on the date shown for each Covered Fund. Effective February 28, 2015, Schedule A to the Amended and Restated Expense Limitation Agreement was amended to reduce the Expense Limit for Class A and Class C shares of each Covered Fund (with the exception of Ashmore Emerging Markets Active Equity Fund, Ashmore Emerging Markets Equity ESG Fund, Ashmore Emerging Markets Short Duration Select Fund, Ashmore Emerging Markets Investment Grade Income Fund and Ashmore Emerging Markets Corporate Income ESG Fund, which commenced operations after that date).

Dated as of: February       , 2023

IN WITNESS WHEREOF, the Trust and the Manager have each caused this amended Schedule A to the Second Amended and Restated Expense Limitation Agreement to be signed on its behalf by its duly authorized representative, as of the date hereof.

ASHMORE FUNDS

By:
Name:	Matthew Butryman
Title:	Authorized Signatory

ASHMORE INVESTMENT ADVISORS LIMITED

By:
Name:	Paul Robinson
Title:	Authorized Signatory

Date:    February       , 2023

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